Report of Independent Registered Public Accounting Firm

The Board of Directors Citibank, N.A.:

We have examined management’s assertion, included in the accompanying Management’s Assertion of Compliance, that the Agency and Trust division of Citibank, N.A. (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB (the “Servicing Criteria”) for publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) commercial mortgage-backed securities issued on or after January 1, 2011 as listed in Appendix A of the accompanying Management’s Assertion of Compliance, for which the Company provides the following servicing functions: paying agent, certificate administration and trustee; or certificate administration and paying agent (the “Platform”), except for Servicing Criteria 1122(d)(1)(iii), 1122(d)(4)(i) 1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31, 2022. The Company has determined that Servicing Criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing Criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to Servicing Criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2022 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities. Management is responsible for the Company’s compliance with the Servicing Criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the Servicing Criteria based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with attestation standards established by the American Institute of Certified Public Accountants to obtain reasonable assurance and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the Servicing Criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the Servicing Criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the Servicing Criteria.

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

We are required to be independent and to meet our other ethical responsibilities in accordance with relevant ethical requirements relating to the examination engagement.

In our opinion, management’s assertion that the Company complied with the aforementioned Servicing Criteria as of and for the twelve months ended December 31, 2022 is fairly stated, in all material respects.

Chicago, Illinois
February 28, 2023

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

DEAL NAME

Benchmark 2021-B31

BMARK 2018-B3

BMARK 2018-B6

BMARK 2019-B12

BMARK 2019-B15

BMARK 2019-B9

BMARK 2020-B19

BMARK 2021-B23

BMARK 2021-B27

BXCMT 2020-VIVA

CCMT 2015-GC27

CCMT16C2

CCMT16GC37

CCMT16P4

CCMT16P6

CD 2017-CD5 Mortgage Trust

CF 2019-CF1 Mortgage Trust

CF 2019-CF2 Mortgage Trust

CFCRE 2011-C2

CFK Trust 2020-MF2

CGCMT 2012-GC8

CGCMT 2013-375P

CGCMT 2013-GC15

CGCMT 2013-GC17

CGCMT 2013-GCJ11

CGCMT 2014-GC23

CGCMT 2014-GC25

CGCMT 2015-GC29

CGCMT 2015-GC31

CGCMT 2015-GC33

CGCMT 2015-GC35

CGCMT 2015-P1

CGCMT 2016-C1

CGCMT 2016-C3

CGCMT 2016-P3

CGCMT 2016-P5

CGCMT 2017-B1

CGCMT 2017-C4

CGCMT 2017-P7

CGCMT 2017-P8

CGCMT 2018-B2

CGCMT 2018-C5

CGCMT 2018-C6

CGCMT 2019-C7

CGCMT 2019-GC41

CGCMT 2019-GC43

CGCMT 2020-420K

CGCMT 2020-555

CGCMT 2020-GC46

CGCMT 225 Liberty Street Trust 2016-225L

GSMC 2011-GC3

GSMST-2011GC5

MAD 2019-650M

MSBAM Trust Series 2014-C17

NYC 2021-909